Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Boston Edison Company on Form S-3 (File Nos. 33-57840 and 33-59693) and on Form S-8 (File Nos. 33-00810, 33-7558, 33-38434, 33-48424,
33-48425, 33-59662, 33-59682 and 33-58457) and on Form S-4 (File No.
333-23439) of our report dated January 22, 1998 on our audits of the consolidated financial statements of Boston Edison Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



                                 By:  /s/ Coopers & Lybrand, L.L.P.
                                      ----------------------------------
                                          Coopers & Lybrand, L.L.P.


Boston, Massachusetts
March 27, 1998